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                                                                    EXHIBIT 11.2

                     TRACOR, INC. AND AEL INDUSTRIES, INC.

                COMPUTATION OF UNAUDITED PRO FORMA COMBINED AND
                        AS ADJUSTED NET INCOME PER SHARE

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
                                                        THREE MONTHS ENDED            YEAR ENDED
                                                          MARCH 31, 1996           DECEMBER 31, 1995
                                                      -----------------------   -----------------------
                                                      PRO FORMA   AS ADJUSTED   PRO FORMA   AS ADJUSTED
                                                      ---------   -----------   ---------   -----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Primary:
  Net income.........................................  $ 1,591      $ 1,591      $26,673      $26,673
  Interest expense adjustment, net of income taxes...      422           --        1,793           --
                                                       -------      -------      -------      -------
     Adjusted net income.............................  $ 2,013      $ 1,591      $28,466      $26,673
                                                       =======      =======      =======      =======
  Weighted average common shares outstanding.........   14,165       21,454       13,188       20,477
  Weighted average common share equivalents:
     Assumed exercise of warrants....................   12,049        1,345       12,450        1,746
     Assumed exercise of options.....................    1,497        1,497        1,214        1,214
     Assumed purchase of common shares for
       treasury......................................   (2,833)        (981)      (2,684)        (816)
                                                       -------      -------      -------      -------
     Net weighted average additional shares
       issuable......................................   10,713        1,861       10,980        2,144
                                                       -------      -------      -------      -------
          Common and common equivalent shares........   24,878       23,315       24,168       22,621
                                                       =======      =======      =======      =======
  Net income per common and common equivalent
     share...........................................  $   .08      $   .07      $  1.18      $  1.18
                                                       =======      =======      =======      =======
Fully Diluted:
  Net income.........................................  $ 1,591      $ 1,591      $26,673      $26,673
  Interest expense adjustment, net of income taxes...      358           --        1,733           --
                                                       -------      -------      -------      -------
     Adjusted net income.............................  $ 1,949      $ 1,591      $28,406      $26,673
                                                       =======      =======      =======      =======
  Weighted average common shares outstanding.........   14,165       21,454       13,188       20,477
  Weighted average common share equivalents:
     Assumed exercise of warrants....................   12,049        1,345       12,450        1,746
     Assumed exercise of options.....................    1,497        1,497        1,214        1,214
     Assumed purchase of common shares for
       treasury......................................   (2,833)        (878)      (2,684)        (792)
                                                       -------      -------      -------      -------
     Net weighted average additional shares
       issuable......................................   10,713        1,964       10,980        2,168
                                                       -------      -------      -------      -------
          Common and common equivalent shares........   24,878       23,418       24,168       22,645
                                                       =======      =======      =======      =======
  Net income per common and common equivalent
     share...........................................  $   .08      $   .07      $  1.18      $  1.18
                                                       =======      =======      =======      =======
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